Exhibit 99.1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Dated: October 21, 2022	Pangaea Two Acquisition Holdings XXIIA Limited

	By:	/s/ Peter Yu
Name: Peter Yu
Title: Authorized Signatory

Dated: October 21, 2022	PANGAEA TWO, LP

	By:	/s/ Peter Yu
Name: Peter Yu
Title: Authorized Signatory

Dated: October 21, 2022	PANGAEA TWO GP, LP

	By:	/s/ Peter Yu
Name: Peter Yu
Title: Authorized Signatory

Dated: October 21, 2022	PANGAEA TWO ADMIN GP, LLC

	By:	/s/ Peter Yu
Name: Peter Yu
Title: Authorized Signatory

Dated: October 21, 2022	CARTESIAN CAPITAL GROUP, LLC

	By:	/s/ Peter Yu
Name: Peter Yu
Title: Authorized Signatory

Dated: October 21, 2022	PETER YU

	By:	/s/ Peter Yu

[Signature Page to Joint Filing Agreement]